Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

NEXT, INC.

(as amended effective March 9, 2010)

ARTICLE I

OFFICES

1.1.

Registered Office.  The principal place of business in Delaware of the Corporation’s registered agent in that state shall be the Corporation’s registered offices.

1.2.

Other Offices.  The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1.

Time and Place.  All meetings of stockholders shall be held at such time and place, whether within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2.

Annual Meeting.  An annual meeting of stockholders shall be held on such date, not more than sixty (60) days before nor more than sixty (60) days after the one-year anniversary of the Corporation’s immediately preceding annual meeting, as the Board shall prescribe; provided, that if the annual meeting shall not have been held within such period, then it shall be held on the third Thursday of the fifth month after the one-year anniversary of the Corporation’s preceding annual meeting of stockholders, or if such day be a legal holiday, on the next business day following.  At each annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

2.3.

Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board, the Chairman of the Board, or President, and shall be called by the Chairman of the Board, President or the Secretary at the request in writing of any one or more stockholders owning not less than twenty-five percent (25%) in amount of the shares of the Corporation issued and outstanding and entitled to vote.  Any such request shall state the purpose or purposes of the proposed meeting.

2.4.

Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

2.5.

Waiver of Notice.  Whenever a notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular meeting of stockholders need be specified in any written waiver of notice.

2.6.

Quorum.  Except as otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the stockholders.  A quorum which is present to organize a meeting shall not be broken by the subsequent withdrawal of one or more stockholders.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting which might have been transacted at the meeting as originally noticed; provided, that if any meeting if so adjourned for more than thirty (30) days, or if after any such adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjournment shall be given to each stockholder entitled to vote thereat.

2.7.

Voting of Shares.

(a)

List of Stockholders.  The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder.  Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

(b)

Manner of Voting.  At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy.  Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting.

(c)

Proxies.  Every proxy must be executed in writing by the stockholder or his duly authorized attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer period is provided for in the proxy.  Every proxy shall be revocable at the pleasure of the person executing it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by law has been given.

(d)

Vote Required.  At any meeting of stockholders at which a quorum is present, all elections of directors shall be determined by a plurality vote and all other matters shall be determined by the vote of the holders of a majority of the shares present in person or represented at such meeting and entitled to vote, unless the matter is one which by express provision of statute, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the determination of such matter.

(e)

Inspectors of Election.  The Board may appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at any meeting of stockholders or any adjournment thereof and to make a written report thereof.  The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  No person who is a candidate for an office at an election may serve as an inspector at such election.  Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.

2.8.

Advance Notice for Business.

(a)

Annual Meetings of Stockholders.  No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.8(a) on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.8(a).

(i)

In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action.  Subject to Section 2.8(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the one hundred and twentieth (120th) day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within forty-five (45) days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred and twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.8(a).

(ii)

To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)

The foregoing notice requirements of this Section 2.8(a)  shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.8(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.8(a) shall be deemed to preclude discussion by any stockholder of any such business.  If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.8(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.8(a), such proposal shall not be presented for action at the annual meeting.  Notwithstanding the foregoing provisions of this Section 2.8(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)

In addition to the provisions of this Section 2.8(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this Section 2.8(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.9.

Public Announcement.  For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.10.

Conduct of Meetings.  The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting.  The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting.  In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.11.

No Action by Consent of Stockholders in Lieu of Meeting.  Any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

ARTICLE III

DIRECTORS

3.1.

Board of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not, by statute or by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

3.2.

Number and Tenure.  The number of directors constituting the whole Board shall be not less than three (3) nor more than ten (10) as may from time to time be determined by resolution of the whole Board or by the stockholders as hereinafter provided.  The stockholders, at any meeting, regular or special, convened for the election of directors, shall have power to determine or redetermine the number of directors to be elected within the maximum and minimum limits above specified, and to elect the number of directors as so determined or redetermined.  The directors shall have power from time to time, when the stockholders as such are not assembled in a meeting, to increase or decrease their own number, within the maximum and minimum limits above specified from the number previously determined, provided that no such decrease would terminate or shorten the term of office of any director then in office.  If the number of directors be at any time increased by action of the Board, the additional directors may be elected by a majority of the directors in office at the time of the increase or if not so elected prior to the next meeting of stockholders convened for the election of directors they shall be elected by the stockholders.

3.3.

Election.  Directors shall be elected at the annual meeting of the stockholders by a plurality of the votes cast in the election and except as provided in Section 3.5, each director shall be elected to serve until the expiration of the term for which he was elected and thereafter until his successor has been elected and has qualified.  Unless otherwise provided in the Certificate of Incorporation, the directors need not be stockholders and need not be residents of the State of Delaware.

3.4.

Advance Notice for Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.4.

(a)

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the one hundred and twentieth (120th) day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within forty-five (45) days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred and twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting or (y) the close of business on the tenth (10th)  day following the day on which public announcement of the date of the annual meeting was first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.4.

(b)

Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.4 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(c)

To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d)

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4. If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.4, then such nomination shall not be considered at the meeting in question.  Notwithstanding the foregoing provisions of this Section 3.4, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(e)

In addition to the provisions of this Section 3.4, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

3.5.

Resignation and Removal.  Any director may resign at any time by written notice to the Corporation.  Any director or the whole Board may be removed for cause or without cause by vote of a majority of the stockholders at a special meeting called for that purpose.

3.6.

Vacancies.  Any vacancy occurring in the Board by reason of the death, resignation, retirement, disqualification or removal from office of any director with or without cause or an increase in the number of directorships, or otherwise, may be filled by a majority of all of the directors then in office, although less than a quorum.  Each director elected to fill a vacancy shall serve until the expiration of the term of his predecessor or, if there is no predecessor, until the next succeeding annual meeting of stockholders and thereafter until his successor shall be duly elected and qualified, unless sooner displaced from office by resignation, removal or otherwise.  If in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within ninety (90) days of the occurrence thereof, the Chairman of the Board or President shall call a special meeting of the stockholders at which such vacancy may be filled.

3.7.

Interested Directors.  To the extent and under the circumstances permitted by law of the State of Delaware, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone, or by reason that such director or directors are present at the meeting of the Board, or of a committee thereof, which authorizes such contract or transaction, or that his or their votes are counted for such purpose.  Except as otherwise provided by statute, common or interested directors may be counted in determining the presence of a quorum or at a meeting of the Board, or of a committee, which authorizes any such contract or transaction.

3.8.

Compensation.  The Board may from time to time fix the compensation of non-employee directors for their services in that capacity.  The compensation of a non-employee director may consist of an annual fee or a fee for attendance at each regular or special meeting of the Board of which such director is a member or a combination of fees of both types; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  The Board may also provide for the reimbursement to any director of expenses incurred in attending any meeting of the Board or any committee of the Board of which he is a member.  Employees serving as directors do not receive additional compensation.

ARTICLE IV

MEETINGS OF THE BOARD

4.1.

Time and Place.  The Board of the Corporation may hold meetings, both regular and special, at such time and place, within or without the State of Delaware, as shall be determined in accordance with these Bylaws.

4.2.

Annual Meeting.  The annual meeting of the Board shall be held for the election of officers and any other business as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to constitute the meeting, provided a quorum shall be present.

4.3.

Regular Meetings.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined in advance by the Board.

4.4.

Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board, the President, and, at the request of any director, shall be called by the President or the Chairman of the Board.  Notice of each special meeting of directors stating the time and place, and, if deemed appropriate by the person or persons by whom or at whose request the meeting is being called, the purpose or purposes thereof, shall be given to each director, in writing and may be delivered personally, by mail, electronic mail, telegram or by facsimile (all as permitted under Delaware law), at least 48 hours before such meeting.  The time and place of any special meeting of directors may also be fixed by a duly executed waiver of notice thereof.

4.5.

Waiver of Notice.  Whenever a notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.  Attendance of a person at a meeting of directors or any committee of directors shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular meeting of directors or committee of directors need be specified in any written waiver of notice.

4.6.

Quorum.  At all meetings of the Board or of any committee of the Board, a majority of the whole Board then in office or a majority of the whole membership of the committee, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors or members of the committee present at the time of the vote if a quorum is present, shall be the act of the Board or such committee, except as may be otherwise specifically provided by law, or by the Certificate of Incorporation or these Bylaws.  If a quorum shall not be present at any meeting of the Board or any committee of the Board, the members of the Board or any committee of the Board present thereat may adjourn the meeting from time to time, until a quorum shall be present.

4.7.

Participation in Meetings by Telephone.  Any one or more members of the Board or of any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

4.8.

Consents.  Whenever by any provision of law or of the Certificate of Incorporation the vote of the Board or any committee thereof at any meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and the vote of the Board or such committee may be dispensed with, if all of the members of the Board or such committee who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE V

COMMITTEES OF THE BOARD

5.1.

Designation.  The Board, by resolution adopted by a majority of the whole Board, may designate from among its members one or more committees each consisting of one or more directors and having such title as the Board may consider to be properly descriptive of its function, each of which, to the extent provided in such resolution, shall have all the authority of the Board in the management of the business and affairs of the Corporation.  However, no such committee shall have power or authority in reference to:

(a)

amending the Certificate of Incorporation;

(b)

adopting an agreement of merger or consolidation;

(c)

recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)

recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e)

amending these Bylaws; and

(f)

unless expressly so provided by resolution of the Board, no such committee shall have power or authority in reference to:

(i)

declaring a dividend;

(ii)

authorizing the issuance of stock of the Corporation of any class; or

(iii)

adopting a certificate of ownership and merger.

A majority of any such committee shall constitute a quorum and may determine its action, and fix the time and place of its meetings unless the Board shall otherwise provide.  The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members of any meeting of such committee.

5.2.

Tenure; Reports.  Each such committee shall serve at the pleasure of the Board.  It shall keep minutes of its meetings and report the same to the Board, and it shall observe such other procedures with respect to its meetings as are prescribed in these Bylaws or, to the extent not prescribed herein, as may be prescribed by the Board in the resolution appointing such committee.

ARTICLE VI

OFFICERS

6.1.

Executive Officers.  The executive officers of the Corporation shall be a  Chairman of the Board, Chief Executive Officer, President and a Secretary.  The Corporation may also have a Treasurer and one or more Vice-Presidents, in which case, the Treasurer and each Vice-President shall also be an executive officer.  Two (2) or more offices, except those of President and Vice-President and those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.  The executive officers of the Corporation shall be elected annually by the Board at its first meeting following the meeting of stockholders at which the Board was elected.  At such meeting a chief executive officer shall be elected/appointed.

6.2.

Other Officers and Agents.  The Board may also elect or may delegate to the President authority to appoint and remove, and to fix the duties, compensation and terms of office of one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers and agents as the Board may at any time or from time to time determine to be advisable.

6.3.

Tenure; Resignation; Removal; Vacancies.  Each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to Section 6.2 shall have been fixed by the Board or by the President acting under authority delegated to him by the Board, he shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him.  Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board or by the President acting under authority delegated to him by the Board pursuant to Section 6.2; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Corporation.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board or by the President acting under authority delegated to him by the Board pursuant to Section 6.2.

6.4.

Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board or by the President acting under authority delegated to him by the Board pursuant to Section 6.2.

6.5.

Authority and Duties.  All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or, to the extent not provided, as may be prescribed by the Board or by the President acting under authority delegated to him by the Board pursuant to Section 6.2 of this Article.

6.6.

The Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and directors. He shall assist in the strategic development of the Corporation and may act as chief executive officer in the absence of the chief executive officer for an extended period of time.  He shall also have such other powers and duties as may be assigned from time to time by the Board.

6.7.

The President.  The President shall be the chief executive officer of the Corporation.  He shall have general and active management and control of the day-to-day business and affairs of the Corporation, including the right to hire and discharge employees other than elective officers.  He shall see that all orders and resolutions of the Board are carried into effect and, in connection therewith, shall be authorized to delegate to the other executive officers such of his powers and duties as he may deem advisable.  In the absence or disability of the Chairman, he shall preside at all meetings of the stockholders and Board.  He shall perform such other duties as the Board or Chairman may from time to time prescribe.

6.8.

The Vice-Presidents.  The Vice-Presidents, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall severally assist the President in the management of the business of the Corporation and the implementation of resolutions of the Board, and in the performance of such other duties as the President may from time to time prescribe.

6.9.

The Secretary.  The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committees of the Board when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, Chairman of the Board or President, under whose supervision he shall act.  He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary.

6.10.

The Assistant Secretaries.  The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the Secretary may from time to time prescribe.

6.11.

The Treasurer.  The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

6.12.

The Assistant Treasurers.  The Assistant Treasurers if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board or the Treasurer shall prescribe.

ARTICLE VII

STOCK CERTIFICATES

7.1.

Form and Signature of Stock Certificates.  The certificates for stock of the Corporation shall be in such form as shall be determined by the Board, and shall be numbered consecutively and entered in the books of the Corporation as they are issued.  Each certificate shall exhibit the registered holder’s name and number and class of shares of stock, and shall be signed by the President or, in his absence, the Chairman of the Board and the Treasurer or, in his absence, the Secretary.  Where any such certificate is countersigned by a transfer agent or registered by a registrar, the signature of any such officer may be a facsimile signature.  In case any one or more of the officers who have signed, or whose facsimile signature or signatures were placed on any such certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued and delivered, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer or officers had continued in office.

7.2.

Lost Certificates.  The Board may direct that a new stock certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

7.3.

Registration of Transfer.  Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.4.

Registered Stockholders.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such stock on the part of any other person.

7.5.

Record Date.  For the purpose of determining the stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to receive notice that any such corporate action was taken without a meeting or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or to exercise any rights in respect of any conversion or exchange of stock or for the purpose of any other lawful action affecting the interests of stockholders, the Board may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall be not be more than sixty (60) nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such other actions.  If no record date is fixed, (1) the record date for determining the stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, on the day next preceding the day on which the meeting is held; (2) the record date for determining the stockholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any purpose other than those specified in (1) and (2) shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

ARTICLE VIII

INDEMNIFICATION

8.1.

Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

8.2.

Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (“DGCL”) requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

8.3.

Right of Indemnitee to Bring Suit.  If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within sixty (60) days after a written claim therefore has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit.  In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders)  to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit.  In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

8.4.

Non-Exclusivity of Rights.  The rights provided to Covered Persons pursuant to Article VIII shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

8.5.

Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

8.6.

Indemnification of Other Persons.  This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons.  Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

8.7.

Amendments.  Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

8.8.

Certain Definitions.  For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

8.9.

Contract Rights.  The rights provided to Covered Persons pursuant to this Article VIII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

8.10.

Severability.  If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

GENERAL PROVISIONS

9.1.

Dividends and Distributions.  Subject to all applicable requirements of law and to any applicable provisions of the Certificate of Incorporation, these Bylaws and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board may declare to be payable, in cash, in other property or in shares of the Corporation’s stock of any class or series, such dividends and distributions upon or in respect of outstanding stock of the Corporation of any class or series as the Board may at any time or from time to time deem to be advisable.  Before declaring any such dividend or distribution, the Board may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in the absolute discretion of its members, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board may deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

9.2.

Checks, Notes, etc.  All checks or other orders for payment of money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

9.3.

Fiscal Year.  The fiscal year of the Corporation shall be fixed and may from time to time be changed by resolution of the Board.

9.4.

Seal.  The Corporation shall not have a seal.

9.5.

Securities of other Corporations; Acting as General Partner.  Unless otherwise ordered by the Board, the Chairman of the Board or President shall have full power and authority on behalf of the Corporation:  (i) to attend and to act and to vote, or to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock; and (ii) to exercise all rights of the general partner in any partnership of which the Corporation shall be a general partner.  The Board may, by resolution, from time to time, confer like powers upon any other person or persons.

9.6.

Power to Amend.  These Bylaws may be amended or repealed, and new bylaws may be adopted, by vote of the stockholders entitled at the time to vote for the election of directors or by resolution adopted by a majority of the whole Board at any regular or special meeting; provided, however, that any bylaw or amendment to the bylaws so adopted by the Board may be amended or repealed, and any bylaw so repealed by the Board may be reinstated, by vote of the stockholders entitled at the time to vote for the election of directors, in which case the Board shall not thereafter take action with respect to the bylaws which is inconsistent with the action so taken by such stockholders; and provided further, that the Board shall not have power to amend or repeal any existing bylaw, or to adopt any new bylaw containing provisions inconsistent with any existing bylaw, which by its terms may be amended or repealed only by the stockholders.

9.7.

Exchange Act Compliance.  To the extent that any provision of these Bylaw of the Corporation at any time contradicts any provision of the Exchange Act or the rules or regulations promulgated thereunder, such provision of these Bylaws shall be deemed automatically amended (without obtaining the consent or approval from the Board or the stockholders of the Corporation) to conform to such provisions of the Exchange Act or the rules or regulations promulgated thereunder.